EXHIBIT 99

NEWS BULLETIN


FOR FURTHER INFORMATION:

         POINT.360
         2777 NORTH ONTARIO STREET
         BURBANK, CA 91504
         Nasdaq:  PTSX

AT THE COMPANY:
Alan Steel
Executive Vice President
(818) 565-1443


FOR IMMEDIATE RELEASE - BURBANK, CA, November 10, 2005

       POINT.360 ANNOUNCES THIRD QUARTER SALES OF $16.7 MILLION.
       o Sales for the third quarter of 2005 increased 5% over the second quarter of 2005.

Point.360 (Nasdaq: PTSX), a leading provider of integrated media management services, today announced results for the three- and nine-month periods ended September 30, 2005.

Haig S. Bagerdjian, the Company's Chairman, President and Chief Executive Officer, said: "In the third quarter, we returned to profitability as the result of increased sales and cost control. We realized benefits from our investment in an expanded sales force by adding a number of new accounts. We have also begun distribution of high definition television programming using fiber and satellite and will provide other new or expanded value-added services in the near future."

Revenues

Revenue for the third quarter ended September 30, 2005, totaled $16.7 million compared to $16.5 million in the same quarter of 2004. Revenues for the nine months ended September 30, 2005 were $49.8 million, up 9% from $45.8 million in the 2004 period. Revenues increased $5.8 million in the 2005 nine-month period due to the inclusion of International Video Conversions, Inc., which was acquired on July 1, 2004, for the entire nine months as opposed to only three months in 2004. Without IVC sales for the first six months of 2005, nine-month 2005 sales declined $1.8 million to $44.0 million from the same period last year.

Gross Margin

In the third quarter of 2005, gross margin on sales was 36% compared to 35% in the prior year's third quarter.

For the first nine months of 2005, gross margin was 34% of sales compared to 35% the 2004 period. The Company achieved $17.0 million of gross profit in 2005 compared to $16.2 million in 2004. The decline in gross margin percentage was due to lower sales in the second quarter, an increase in delivery costs and a shift in the business mix between post-production and spot advertising distribution.

Selling, General and Administrative and Other Expenses

For the third quarter of 2005, SG&A expenses were $5.2 million, or 31% of sales, compared to $4.7 million, or 28% of sales in the third quarter of 2004, with the increase due principally to the addition of sales personnel and related expenses. For the first nine months of 2005, SG&A was 32% of sales compared to 30% in 2004. In the statistical information presented below, the write-off of deferred acquisition and settlement costs related to the termination of a potential acquisition has been set forth separately.

Interest expense increased $0.2 million in the third quarter and $0.5 million for the first nine months of 2005 compared to the same periods of last year because of higher debt levels due to the purchase of IVC and real property in the third quarter of 2004 and higher rates on variable interest debt.

Operating Income (Loss) (A)

Operating income before special charges decreased $0.3 million in the third quarter of 2005 compared to the same period last year due to higher selling expenses partially offset by higher gross margins. For the first nine months of 2005, operating income decreased to $1.0 million from $2.4 million in 2004 before special charges. The inclusion of IVC for the entire 2005 period accounted for an operating income increase of $0.6 million, offset by lower operating income for our other facilities as a whole. After the special charge, operating income for the 2004 nine-month period was $1.3 million.

Net Income (Loss) (A)

For the third quarter of 2005, the Company reported net income of $0.2 million ($0.02 per share) compared to a net loss of $0.1 million ($0.01 per share) in the same period last year.

For first nine months of 2005, the Company reported a slight net income compared to net income of $0.5 million ($0.05 per diluted share) last year. In 2004 the Company's tax expense was $0.3 million (a 41% effective rate).

EBITDA Before Special Charges (A)

In the third quarter, the Company's EBITDA (earnings before interest, taxes, depreciation and amortization) was $2.2 million (13% of sales) compared to $1.7 million (10% of sales) in the 2004 period. For the first nine months of 2005, the Company's EBITDA was $5.7 million (11% of sales) compared to $5.5 million (12% of sales) in 2004.

The following table reconciles the Company's operating income, net income and EBITDA before special charges to the Company's net income which is the most directly comparable financial measure under Generally Accepted Accounting Principles ("GAAP").

               COMPUTATION OF OPERATING INCOME, NET INCOME (LOSS)
                     AND EBITDA BEFORE SPECIAL CHARGES (A)

                         THREE MONTHS ENDED               NINE MONTHS ENDED
                         ------------------              ------------------
                            SEPTEMBER 30,                   SEPTEMBER 30,
                      -----------------------         ------------------------
                        2004            2005            2004            2005
                        ----            ----            ----            ----
(in thousands)
Operating income      $   59          $  736          $1,354          $1,024
  Add back:
  Special charge         988               -           1,050               -
                      ------          ------          ------          ------
Operating income
  before special
  charges             $1,047          $  736          $2,404          $1,024
                      ======          ======          ======          ======
Net income (loss)     $  (81)         $  214          $  486          $   15
Add back:
  Special charges,
  net of tax benefit     583               -             619               -
                      ------          ------          ------          ------
Net income before
  special charges     $  502          $  214          $1,105          $   15
                      ======          ======          ======          ======
Net income (loss)     $  (81)         $  214          $  486          $   15
  Interest               196             378             530             999
  Income taxes           (56)            142             338              10
  Depreciation         1,622           1,510           4,138           4,652
                      ------          ------          ------          ------
EBITDA                 1,681           2,244           5,492           5,676
  Special charges        988               -           1,050               -
                      ------          ------          ------          ------
EBITDA before
  special charges     $2,669          $2,244          $6,542          $5,676
                      ======          ======          ======          ======

Consolidated Statements of Income (Loss) (unaudited) (A)

The table below summarizes pro forma results for the three- and nine-month periods ended September 30, 2004 and 2005, without the effects of (1) IVC's contribution for the first six months of 2005 and (2) the write-off of deferred acquisition, financing and settlement costs in 2004. IVC was purchased on July 1, 2004. The write-off represents the costs of due diligence, legal, financing and the settlement of all matters related to a proposed acquisition, which matters were finalized in 2004 (in thousands except per share amounts):

                                                                   QUARTER ENDED
                                ----------------------------------------------------------------------------------
                                         SEPTEMBER 30, 2004                        SEPTEMBER 30, 2005
                                -------------------------------------     ----------------------------------------
                                   PRO FORMA       (2)         GAAP                                       GAAP
                                   ---------       ---         ----                                       ----
Revenues                           $ 16,495     $      -     $ 16,465                                  $ 16,748
Cost of goods sold                  (10,729)           -      (10,729)                                  (10,783)
                                   --------     --------     --------                                  --------
Gross profit                          5,736            -        5,736                                     5,965
Selling, general and
  administrative expense             (4,689)           -       (4,689)                                   (5,229)

Write-off of deferred
   acquisition, financing
   and settlement costs                   -         (988)        (988)                                        -
                                   --------     --------     --------                                  --------
Operating income (loss)               1,047         (988)          59                                       736
Interest expense, net                  (196)                     (196)                                     (378)
                                   --------     --------     --------                                  --------
Income (loss) before
  income taxes                          851         (988)        (137)                                     (356)
(Provision for) benefit
  from income taxes                    (349)         405           56                                      (142)
                                   --------     --------     --------                                  --------
Net income (loss)                  $    502     $   (583)    $    (81)                                 $    214
                                   ========     ========     ========                                  ========
Earnings (loss) per share:
  Basic:                           $   0.05     $  (0.06)    $  (0.01)                                 $   0.02
  Diluted:                         $   0.05     $  (0.06)    $  (0.01)                                 $   0.02
Weighted average shares
  outstanding - diluted               9,510        9,510        9,510                                     9,710
                                   ========     ========     ========                                  ========

                                                                  NINE MONTHS ENDED
                                ----------------------------------------------------------------------------------
                                         SEPTEMBER 30, 2004                        SEPTEMBER 30, 2005
                                -------------------------------------     ----------------------------------------
                                   PRO FORMA       (2)         GAAP          PRO FORMA       (1)          GAAP
                                   ---------       ---         ----          ---------       ---          ----
Revenues                           $ 45,846     $      -     $ 45,846        $ 44,031     $  5,790     $ 49,821
Cost of goods sold                  (29,657)                   29,657         (28,906)      (3,907)     (32,813)
                                   --------     --------     --------        --------     --------     --------
Gross profit                         16,189            -       16,189          15,125        1,883       17,008
Selling, general and
  administrative expense            (13,785)           -      (13,785)        (14,678)      (1,306)     (15,984)

Write-off of deferred
  acquisition, financing
  and settlement costs                    -       (1,050)      (1,050)              -            -           -
                                   --------     --------     --------        --------     --------     --------
Operating income (loss)               2,404       (1,050)       1,354             447          577        1,024
Interest expense, net                  (530)           -         (530)           (882)        (117)        (999)
                                   --------     --------     --------        --------     --------     --------
Income (loss) before
  income taxes                        1,874       (1,050)         824            (435)         460           25
(Provision for) benefit
  from income taxes                    (769)         431         (338)            179         (189)         (10)
                                   --------     --------     --------        --------     --------     --------
Net income (loss)                  $  1,105         (619)    $    486        $   (256)    $    271     $     15
                                   ========     ========     ========        ========     ========     ========
Earnings (loss) per share:
  Basic:                           $   0.11     $  (0.06)    $   0.05        $  (0.03)    $   0.03     $      -
  Diluted:                         $   0.11     $  (0.06)    $   0.05        $  (0.03)    $   0.03     $      -
Weighted average shares
  outstanding - diluted               9,656        9,656        9,656           9,813        9,813        9,813
                                   ========     ========     ========        ========     ========     ========

(1) Contribution of IVC for the six months ended June 30, 2005.
(2) Write-off of deferred acquisition, financing and settlement costs.
---------------------------------

(A) The consolidated statements of income (loss), the measurements of operating income and net income (loss) before special charges, and EBITDA before and after special charges do not represent the results of operations or cash generated from operating activities in accordance with generally accepted accounting principles (GAAP), are not to be considered as an alternative to the statements of income (loss), operating income, net income or any other GAAP measurements as a measure of operating performance and are not necessarily indicative of cash available to fund all cash needs. Not all companies calculate such statistics in the same fashion and, therefore, the statistics may not be comparable to other similarly titled measures of other companies. Management believes that these computations provide useful information to investors because they illustrate the effect of acquisitions and special charges and/or are measures of the Company's operations before special charges and cash flow available to the Company to pay interest, repay debt, make acquisitions or invest in new technologies. The Company is currently committed to use a portion of its cash flows to service existing debt and, furthermore, anticipates making certain capital expenditures as part of its business plan.

About Point.360

Point.360 is one of the largest providers of high definition and standard definition digital mastering, data conversion and video and film asset management services to owners, producers and distributors of entertainment and advertising content. Point.360 provides the services necessary to edit, master, reformat, archive and ultimately distribute its clients' film and video content, including television programming, spot advertising, feature films and movie trailers.

The Company delivers commercials, movie trailers, electronic press kits, infomercials and syndicated programming, by both physical and electronic means, to hundreds of broadcast outlets worldwide.

The Company provides worldwide electronic distribution, using fiber optics, satellites, and the Internet.

Point.360's interconnected facilities in Los Angeles, New York, Chicago, Dallas and San Francisco provide service coverage in each of the major U.S. media centers. Clients include major motion picture studios, advertising agencies and corporations.

Forward-looking Statements

Certain statements in Point.360 press releases may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation (i) statements concerning the Company's projected revenues, earnings, cash flow and EBITDA; (ii) statements of the Company's management relating to the planned focus on internal growth and acquisitions; (iii) statements concerning reduction of facilities and actions to streamline operations; (iv) statements on actions being taken to reduce costs and improve customer service; and (v) statements regarding new business and new acquisitions. Such statements are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from those expected or anticipated in the forward looking statements. In addition to the factors described in the Company's SEC filings, including its quarterly reports on Form 10-Q and its annual reports on Form 10-K, the following factors, among others, could cause actual results to differ materially from those expressed herein: (a) lower than expected net sales, operating income and earnings; (b) less than expected growth; (c) actions of competitors including business combinations, technological breakthroughs, new product offerings and marketing and promotional successes; (d) the risk that anticipated new business may not occur or be delayed; (e) the risk of inefficiencies that could arise due to top-level management changes and (f) general economic and political conditions that adversely impact the Company's customers' willingness or ability to purchase or pay for services from the Company. The Company has no responsibility to update forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release.